Exhibit 23(j) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 34 to Form N-1A Registration Statement of International Series, Inc. of our report dated January 15, 1999, on the financial statements as of November 30, 1998 of Federated International Equity Fund and Federated International Income Fund (the two portfolios comprising the International Series, Inc.), included in or made a part of this registration statement.

By: ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 26, 1999